                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 2002, included in this Form 10-K, into the previously filed Form S-8 Registration Statements, File Nos. 33-5493, 2-83293, 33-43560, 33-48724, 33-83848, 333-05117, 333-05119, 333-74831, 333-40220 and 333-44752, of
Pacific Capital Bancorp and subsidiaries. It should be noted that we have not audited any financial statements of Pacific Capital Bancorp and subsidiaries subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.



Arthur Andersen LLP
----------------------
ARTHUR ANDERSEN LLP

Los Angeles, California
March 14, 2002